SECOND AMENDMENT TO THE
AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013
The Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013 (the “Plan”), is hereby amended, effective October 23, 2019, as follows:

1.	Section 2.27 is amended by adding the following at the end thereof:
If you were employed in the United States by Celgene Corporation or any affiliate of Celgene Corporation (collectively, “Celgene”) immediately preceding the Closing Date (as defined in the Asset Purchase Agreement by and among Celgene Corporation, as Seller, and Amgen Inc., as Purchaser, Dated as of August 25, 2019) and effective as of the Closing Date, you were offered and you accepted employment with the Company, then for purposes of calculating your Years of Service under the Plan, you will receive credit for your years of service with Celgene and with Celgene-recognized predecessors prior to the Closing Date.
To record this Second Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 23rd day of October, 2019.
AMGEN INC.

By:	/s/ Lori A. Johnston
Name: Lori A. Johnston Title: Executive Vice President, Human Resources